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Exhibit 21                          PGI INCORPORATED        PAGE 1 OF 1
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                                      SUBSIDIARIES
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
                                                  State of                  Relationship
                                                  Incorporation             ------------
                                                  -------------
Sugarmill Woods, Inc.                             Florida                   Wholly owned <F1>
Sugarmill Woods Management, Inc.                  Florida                   Wholly owned <F1>
Deep Creek Utilities, Inc.                        Florida                   Wholly owned <F1>
Southern Woods, Incorporated                      Florida                   Wholly owned by Sugarmill Woods, Inc.
Burnt Store Marina, Inc.                          Florida                   Wholly owned <F1>
Punta Gorda Isles Sales, Inc.                     Florida                   Wholly owned <F1>
Burnt Store Utilities, Inc.                       Florida                   Wholly owned <F1>
Gulf Coast Credit Corporation                     Florida                   Wholly owned <F1>
Sugarmill Woods Sales, Inc.                       Florida                   Wholly owned by Sugarmill Woods, Inc.
Sugarmill Construction, Inc.                      Florida                   Wholly owned by Sugarmill Woods, Inc.

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<F1>  Included in the Company's consolidated financial statements.